EXHIBIT 10(vii)

AMENDMENT TO CONSULTING AGREEMENT

Recitals

A.        Solar Energy Limited, a Delaware corporation (“Company”) and Bay Cove Capital Corporation, a British Columbia corporation (“Consultant”) are parties to that certain Consulting Agreement dated effective as of December 1, 2005, in connection with Consultant’s rendition of consulting services to the Company (“Agreement”).

B.        Pursuant to Section 1 and Section 2 of the Agreement, the Company engaged Consultant to provide consulting services for a period of sixty (60) months from the effective date of the Agreement.

C.        Pursuant to Section 17 (B) of the Agreement, the parties may agree to a binding amendment to the terms and conditions of the Agreement if both the Company and the Consultant execute an amendment to the Agreement.

D.        In order to accommodate certain issues pertaining to the Agreement, the parties desire to amend the Agreement to assign all terms and conditions pertaining to the Consultant for the remaining term of the Agreement from Bay Cove Capital Corporation to Regal RV Resorts, Inc., a Nevada corporation with offices located at 3585 Point Grey Road, Vancouver, British Columbia V6C 3L2 (“Amendment”).

Agreement

In consideration of the foregoing recitals and other valuable consideration, the parties hereby agree to amend the Agreement pursuant to Section 17 (B) thereof, to assign all terms and conditions pertaining to the Consultant for the remaining term of the Agreement from Bay Cove Capital Corporation to Regal RV Resorts, Inc., effective May 1, 2007 and to relieve Bay Cove Capital Corporation from any further obligation or benefit pursuant to the Agreement.

The Agreement is hereby amended and modified for all purposes necessary to effect this single change as of May 1, 2007. All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOLAR ENERGY LIMITED

By: /s/ Drew Wallace

Drew Wallace, Chief Executive Officer

BAY COVE CAPITAL CORPORATION

By: /s/ Nelson Skalbania

Nelson Skalbania, President